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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 4, 2012

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-152934	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 4, 2012, Nortek, Inc. (the “Company”) entered into an investor agreement (the “Investor Agreement”) with Ares Corporate Opportunities Fund, II, L.P. (“ACOF II), (ii) ACOF Management II, L.P. (“ACOF Management II”), (iii) ACOF Operating Manager II, L.P. (“ACOF Operating II”), (iv) Ares Management, Inc. (“Ares Inc.”), (v) Ares Corporate Opportunities Fund III, L.P. (“ACOF III”), (vi) ACOF Management III, L.P. (“ACOF Management III”), (vii) ACOF Operating Manager III, LLC (“ACOF Operating III”), (viii) Ares Management LLC (“Ares Management”), (ix) Ares Management Holdings LLC (“AM Holdings”), (x) Ares Holdings LLC (“Ares Holdings”) and (xi) Ares Partners Management Company LLC (“APMC” and, together with ACOF II, ACOF Management II, ACOF Operating II, Ares Inc., ACOF III, ACOF Management III, ACOF Operating III, Ares Management, AM Holdings and Ares Holdings, the “Investor”), whereby Investor and the Company agreed to, among other things, confirm certain agreements relating to Investor's ability to transfer shares of common stock of the Company beneficially owned by Investor.  As of the date of the Investor Agreement, Investor beneficially owned 5,358,748 shares of common stock of the Company, representing approximately 34% of the outstanding shares of common stock of the Company.

The Investor Agreement provides, among other things, that Investor shall not, and shall not permit any of its affiliates (together with Investor, the “Investor Parties”) to:

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transfer any shares of common stock of the Company to any person, if immediately after giving effect to such transfer, such person would beneficially own more than 17.5% of the outstanding common stock of the Company, unless such person prior to or concurrently with the date of such transfer, agrees in writing to promptly commence a tender offer to acquire all of the outstanding shares of the common stock of the Company at a cash price per share not less than the highest amount received by any of the Investor Parties from such person subsequent to the date that is four months prior to the date of such transfer (or, in the case of a transfer made pursuant to any earlier understanding or agreement relating to such transfer, subsequent to the date of such earlier understanding or agreement) or otherwise reasonably acceptable to a majority of the directors of the Company who (i) are not affiliated with, employed by, or otherwise designated or nominated by, Investor; and (ii) have no personal financial interest in the affected transactions (the “Disinterested Directors”);

•
enter into or affirmatively support (without the approval of a majority of the Disinterested Directors) any transaction resulting in a change of control in which Investor or its affiliates, is the acquiror or is part of, an investor in or a lender to the acquiring group or is proposed to be directly or indirectly combined with the Company or an affiliate of the Company or receives per share consideration in its capacity as a stockholder of the Company in excess of that to be received by other stockholders;

•	engage in (without the approval of a majority of the Disinterested Directors) any transactions with the Company or any subsidiary of the Company, subject to certain exceptions; or

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take any action which would result in the board of directors of the Company having less than a majority of Disinterested Directors or any committee of the board of directors of the Company having fewer Disinterested Directors than directors who are not Disinterested Directors.

The Investor Agreement also provides that the Company will not rely upon, or exercise its right to, any of the “controlled company” exemptions permitted under the Sarbanes-Oxley Act of 2002 or any exchange, including The NASDAQ Stock Market.

The description of the Investor Agreement contained herein is qualified in its entirety by the full text of the Investor Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Investor Agreement, dated April 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEK, INC.

By: /s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Senior Vice President and Treasurer

Date: April 5, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Investor Agreement, dated April 4, 2012.